UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

bioAffinity Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

[●], 2024

Dear Stockholder:

I am pleased to invite you to attend a Special Meeting of Stockholders of bioAffinity Technologies, Inc. on Wednesday, October 2, 2024, at 8:00 a.m. Central Time. The Special Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

bioAffinity Technologies is committed to developing noninvasive diagnostics for lung cancer and other diseases of the lung. Our team of scientists and business professionals is driven by its mission to increase detection of cancer at early stage when accurate diagnosis leads to longer lives, fewer unnecessary invasive procedures, reduced patient anxiety, and lower medical costs. As President and Chief Executive Officer of bioAffinity Technologies, I am greatly encouraged by the growing adoption and use by physicians of our first test, CyPath® Lung, a noninvasive test for lung cancer, and of the technological advancements that our team continues to make in its fight to address the urgent need for noninvasive, early-stage diagnosis.

Whether or not you plan to attend the Special Meeting, your vote matters. We encourage you to promptly vote your shares by proxy over the internet, via telephone or by mail.

Your trust in our team and belief in our technology are invaluable. On behalf of our Board of Directors, our executive leadership team, and our dedicated team of scientists and businesspeople, we extend our sincerest gratitude for your continued support of and investment in bioAffinity Technologies.

Sincerely,

Maria Zannes
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 2, 2024

Notice is hereby given that bioAffinity Technologies, Inc. (the “Company”) will host a Special Meeting of Stockholders on Wednesday, October 2, 2024, at 8:00 a.m. Central Time (the “Special Meeting”). The Special Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. The Special Meeting is being held for the following purposes:

(1)	To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 1,801,944 shares of our common stock upon the exercise of our common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement offering and our warrant inducement transaction, each of which closed on August 5, 2024 (the “Warrant Exercise Proposal”); and

(2)	To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”)

Stockholders of record at the close of business on August 30, 2024, are entitled to notice of and to vote at the Special Meeting and any postponements or adjournments thereof. A list of stockholders of record at the close of business on August 30, 2024, will be available for inspection by any stockholder for a period of ten days prior to the Special Meeting at our principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. In order to ensure the representation of a quorum at the Special Meeting, stockholders who do not expect to attend the Special Meeting are urged to vote as soon as possible. For information on how to vote your shares, please refer to the section of the Proxy Statement entitled “Questions and Answers About the Proxy Materials and the Special Meeting” and to the instructions provided in your proxy card or by your broker, bank, or other nominee.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer

Dated: [●], 2024

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on October 2, 2024

The proxy statement is available at www.proxyvote.com.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 2, 2024

GENERAL INFORMATION

The Board of Directors (the “Board”) of bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), is soliciting proxies to be used at a Special Meeting of Stockholders to be held on Wednesday, October 2, 2024, at 8:00 a.m. Central Time (the “Special Meeting”) at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. This proxy statement (this “Proxy Statement”) and the accompanying proxy card are posted on the internet at www.proxyvote.com, and will be mailed to our stockholders on or about [●], 2024. If you previously requested electronic delivery of the proxy materials, you will be sent the proxy statement and the accompanying proxy card on or about [●], 2024.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference

Approval of the issuance of up to an aggregate of 1,801,944 shares of our common stock upon the exercise of our common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement offering and our warrant inducement transaction, each of which closed on August 5, 2024	FOR	[●]

Approval of the Adjournment Proposal	FOR	[●]

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors of bioAffinity Technologies, Inc. is soliciting your proxy to be used at the Special Meeting.

When and where will the Special Meeting be held?

The Special Meeting will be held on Wednesday, October 2, 2024, at 8:00 a.m. Central Time, at the Company’s principal office 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

What do I need to do if I would like to attend the Special Meeting?

If you wish to attend the Special Meeting in person, you must present a valid form of photo identification, such as a driver’s license. If you are a beneficial owner of common stock that is held of record by a bank, broker, or other nominee, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. The Company reserves the right to prohibit cameras, recording equipment, or electronic devices in the Special Meeting.

What am I voting on at the Special Meeting?

The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

Proposal No. 1: To consider and approve the issuance of up to an aggregate of 1,801,944 shares of our common stock upon the exercise of our common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement offering and our warrant inducement transaction, each of which closed on August 5, 2024 (the “Warrant Exercise Proposal”).

Proposal No. 2: To consider and approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal (the “Adjournment Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on the record date of August 30, 2024 (the “Record Date”), are entitled to vote at the Special Meeting or any postponement or adjournment thereof. As of the Record Date, there were [●] shares of the Company’s common stock, par value $0.007 per share (the “Common Stock”), outstanding.

How many votes per share of Common Stock held are stockholders entitled to?

Stockholders have one vote per share on all matters presented at the Special Meeting.

What is the difference between holding shares of Common Stock as a “stockholder of record” and holding shares in “street name”?

Shares held as a “stockholder of record” (also called a “registered holder”) are shares held directly in your name. Shares held in “street name” are shares held for you in an account with a broker, bank, or other nominee.

How do I vote my shares?

If you are a registered holder, you may vote:

●	By internet. Via the Internet at www.proxyvote.com;

●	By telephone. If you are located within the United States and Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

●	In person. You may vote in person at the Special Meeting.

To vote online or via telephone, you will need your unique control number. You can find the control number on your proxy card. Be sure to have your proxy card in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on October 1, 2024, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than October 1, 2024.

If you hold your shares in street name, you may vote:

●	By internet*. Via the Internet at www.proxyvote.com. To vote online, you will need your unique control number;

●	By telephone*. If you are located within the United States and Canada, call 1-800-454-8683 (toll-free) from a touch-tone telephone;

●	By mail: By returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

●	In person: To do so, you must request a legal proxy from your broker, bank, or other nominee and present it at the Special Meeting.

*Not all street name holders may be able to vote at the web address and phone number provided above.

If your shares are held in street name, please check the voting instruction form provided to you by your broker, bank, or other nominee for internet or telephone voting availability. If internet and/or telephone voting is available to a street name holder, such facilities will close at 11:59 p.m. Eastern Time on October 1, 2024. To vote online or via telephone, you will need your unique control number. You can find the control number on your voting instruction form. Be sure to have your voting instruction form in hand and follow the instructions.

What if I return a proxy card or otherwise submit a proxy but do not make a specific choices?

All shares held by recordholders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Special Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board. or postponement thereof.

What are “broker non-votes”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks, or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management supported. We believe that neither of the proposals at the Special Meeting will be treated by the New York Stock Exchange as a routine matter and both will be treated by the New York Stock Exchange as non-routine matters. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been distributed. As such, it is important that you provide voting instructions to your broker, bank, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Since neither proposal will be deemed to be a “routine” matter broker non-votes will not occur at the Special Meeting.

What constitutes a quorum?

A quorum for the transaction of business at the Special Meeting requires representation, in person or by proxy, of the holders of a majority of the Company’s issued and outstanding shares of Common Stock. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes

Proposal No. 1: Warrant Exercise Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable-There are not expected to be any.

Proposal No. 2: Adjournment Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable-There are not expected to be any.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the Warrant Exercise Proposal (Proposal No. 1); and

●	“FOR” the Adjournment Proposal (Proposal No. 2).

Who will count the vote?

One or more inspectors of election at the Special Meeting will tabulate and certify the votes.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, please submit your proxy for each set of proxy materials via the internet, telephone or by signing, dating, and returning the enclosed proxy card and/or voting instruction card in the enclosed envelope.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, provided such statement is received no later than 11:59 p.m. Eastern Time on October 1, 2024;

●	voting again by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on October 1, 2024;

●	submitting a properly signed proxy card to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, with a later date that is received no later than 11:59 p.m. Eastern Time on October 1, 2024; or

●	attending and voting at the Special Meeting on October 2, 2024.

Your last vote is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Special Meeting.

If you hold shares in street name, please refer to information from your bank, broker, or other intermediary on how to revoke or submit new voting instructions.

Who will pay for the cost of this proxy solicitation?

The Company will pay for the cost of soliciting proxies. Some of the Company’s directors, officers, or employees may (for no additional compensation) solicit proxies in person or by telephone, email, or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL  NO. 1

THE WARRANT EXERCISE PROPOSAL

We are seeking stockholder approval for the issuance of up to 1,801,944 shares of our Common Stock upon the exercise of common stock purchase warrants that were issued to institutional investors and designees of the placement agent in connection with our registered direct offering and concurrent private placement (the “Concurrent Private Placement”) and our warrant inducement transaction, each of which closed on August 5, 2024, as contemplated by Nasdaq Listing Rules.

Warrant Inducement Agreement and Issuance of New Warrants

On August 2, 2024, we entered into a warrant inducement letter agreement (the “Inducement Agreement”) with certain existing warrant holders (the “Inducement Warrant Holders”) that had previously purchased warrants to purchase shares of our Common Stock in a private placement offering that closed on March 8, 2024 (the “Existing Warrants”). Pursuant to the Inducement Agreement, the Inducement Warrant Holders agreed to exercise for cash the Existing Warrants to purchase up to an aggregate of 1,041,667 shares of our Common Stock, at the lower exercise price of $1.25 per share (reduced from the initial exercise price of $1.64 per share). The resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) was registered pursuant to our registration statement on Form S-1 (File No. 333-278512).

The transactions contemplated by the Warrant Inducement Agreement closed on August 5, 2024. We received aggregate gross proceeds of approximately $1.3 million for the exercise of the Existing Warrants, before deducting placement agent fees and other expenses payable by us.

In consideration of the Inducement Warrant Holders’ immediate exercise of the Existing Warrants (the “Existing Warrant Exercise”), at the exercise price of $1.25 per share, in accordance with the Inducement Agreement, we issued to the Inducement Warrant Holders new warrants (the “Inducement Warrants”) to purchase an aggregate of 1,302,082 shares of Common Stock, equal to 125% of the number of Existing Warrant Shares, at an exercise price of $1.50 per share. The issuance of the Inducement Warrants, and the shares of Common Stock issuable upon exercise of the Inducement Warrants (the “Inducement Warrant Shares”), were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Inducement Warrants will be exercisable commencing on the effective date of stockholder approval of the issuance of the Inducement Warrant Shares issuable upon exercise of the Inducement Warrants (the “Inducement Stockholder Approval Date”) and will expire on the fifth anniversary of the Inducement Stockholder Approval Date.

We agreed in the Inducement Agreement to file a registration statement on Form S-1 to register the resale of the Inducement Warrant Shares as soon as practicable (and in any event within 45 calendar days following the date of the Inducement Agreement), and to use commercially reasonable efforts to have such resale registration statement declared effective by the Securities and Exchange Commission (the “Commission”) and to keep such resale registration statement effective at all times until no Inducement Warrant Holder owns any Inducement Warrants or Inducement Warrant Shares.

WallachBeth Capital LLC (“WallachBeth”) served as our exclusive financial advisor in connection with the Existing Warrant Exercise and other transactions described in the Inducement Agreement. Pursuant to the terms of an engagement letter, we agreed to: (i) pay to WallachBeth a cash fee equal to 8.0% of the aggregate gross proceeds received from the Inducement Warrant Holders upon exercise of the Existing Warrants, and (ii) issue to WallachBeth or its designees warrants (the “Inducement Advisor Warrants”) to purchase up to 39,062 shares of Common Stock (the “Inducement Advisor Warrant Shares”), which is equal to 3.0% of the aggregate number of Inducement Warrant Shares. The Inducement Advisor Warrants have substantially the same terms as the Inducement Warrants, including that the Inducement Advisor Warrants have an exercise price equal to $1.50 per share, except that they were immediately exercisable and expire on the five-year anniversary of the date of issuance.

Registered Direct Offering and Concurrent Private Placement

On August 2, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which we issued to the Investor, (i) in a registered direct offering, 360,000 shares of Common Stock (the “Shares”), and (ii) in the Concurrent Private Placement, warrants (the “ Private Warrants”) to purchase an aggregate of 450,000 shares of Common Stock (the “Private Warrant Shares”) with an exercise price of $1.50. Such registered direct offering and Concurrent Private Placement are collectively referred to herein as the “August Offering.”

We received aggregate gross proceeds from the August Offering of approximately $450,000, before deducting fees payable to WallachBeth, as placement agent and other estimated offering expenses payable by us. The Shares were offered by us pursuant to a shelf registration statement on Form S-3 (File No. 333-275608), which was declared effective by the Commission on November 27, 2023. The issuance of the Private Warrants, and the Private Warrant Shares issuable upon exercise of the Private Warrants, were not registered under the Securities Act. The Private Warrants will be exercisable commencing on the effective date of stockholder approval of the issuance of the Private Warrant Shares issuable upon exercise of the Private Warrants (the “Private Warrant Stockholder Approval Date” and together with the Inducement Stockholder Approval Date, the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Private Warrant Stockholder Approval Date.

Pursuant to the terms of the Purchase Agreement, until 45 days following the closing date of August Offering (the “August Closing Date”), we agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions. We further agreed not to enter into an agreement involving any Variable Rate Transaction (as defined in the Purchase Agreement) until twelve (12) months following the August Closing Date, provided however, that the prohibition on “at the market offerings” shall expire on the six-month anniversary of the August Closing Date. In addition, each of our officers and directors have entered into lock-up agreements with us pursuant to which each of them has agreed not to, for a period of 60 days from the August Closing Date, offer, sell, transfer or otherwise dispose of our securities, subject to certain exceptions.

WallachBeth acted as the placement agent on a “reasonable best efforts” basis in connection with the August Offering pursuant to that certain placement agency agreement, dated August 2, 2024 (the “Placement Agency Agreement”) by and between us and WallachBeth, and received a cash fee of 8.0% of the aggregate gross proceeds paid to us for the securities sold in the August Offering and reimbursement of certain out-of-pocket expenses up to a maximum of $75,000. As additional compensation to WallachBeth, in connection with the August Offering, we issued to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase an aggregate of 10,800 shares of Common Stock (the “Placement Agent Warrant Shares”), which was equal to 3.0% of the number of Shares issued in the registered direct offering, at an exercise price per share equal to $1.50. The Placement Agent Warrants have substantially the same terms as the Private Warrants, including that the Placement Agent Warrants have an exercise price equal to $1.50 per share, except that they were immediately exercisable upon issuance and expire on the five-year anniversary of the date of issuance.

In addition, pursuant to the terms of the Placement Agency Agreement: (a) WallachBeth has a right of first refusal for a period of six months after the closing of the August Offering to participate in each and every future public and private equity and debt offerings of ours, or any successor to or any subsidiary of ours in any U.S. stock exchange during such six month period, and (b) if we within 12 months after the closing of the August Offering, effect a sale of any securities with a party first introduced by WallachBeth in connection with the August Offering, we will pay to WallachBeth the same cash discount and percentage of Inducement Advisor Warrants set forth above upon the completion of such transaction.

Pursuant to the Purchase Agreement, we agreed to file a resale registration statement on Form S-1 to register the resale of the Private Warrant Shares as soon as practicable (and in any event within 45 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have such registration statement declared effective by the Commission and to keep such registration statement effective at all times until the Investor no longer owns any Private Warrants or Private Warrant Shares. Pursuant to the Placement Agency Agreement, the Company agreed to file a resale registration statement on Form S-1 to register the resale of the Placement Agent Warrant Shares

The Company filed a resale registration statement covering the resale of the Inducement Warrant Shares, the Inducement Advisor Warrant Shares, the Private Warrant Shares and the Placement Agent Warrant Shares on [●], 2024.

The Inducement Warrants, the Inducement Advisor Warrants, the Private Warrants and the Placement Agent Warrants are collectively referred to as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares.”

Terms of the Inducement Warrants and the Private Warrants

The Inducement Warrants and the Private Warrants (collectively, the “Common Warrants”) are exercisable commencing on the effective date of the Stockholder Approval Date and will expire on the fifth anniversary of the Stockholder Approval Date. We have agreed to hold a special meeting of stockholders at the earliest practicable date after the August Closing Date, but in no event later than ninety (90) days after August 5, 2024 for the purpose of obtaining Stockholder Approval (as defined below), if required to effect the purpose thereof, with the recommendation of the Company’s Board of Directors that such proposal be approved, and we shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. We agreed to use our reasonable best efforts to obtain such Stockholder Approval, and request that our officers and directors, cast their proxies in favor of such proposal. If we do not obtain Stockholder Approval at the first meeting, we will call a meeting every six months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Common Warrants are no longer outstanding. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company to consent to any exercise of the Common Warrants and issuance of the shares of Common Stock upon exercise of the Common Warrants (the “Common Warrant Shares”).

If at any time after the later of (i) the six-month anniversary of August 5, 2024, and (ii) the Stockholder Approval Date, a registration statement registering the issuance of the Common Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, is subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants.

A holder does not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the Common Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of the Common Warrants, will be obligated to purchase any unexercised portion of the Common Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants have the right to require the Company or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Common Warrants) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a fundamental transaction which is not in our control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Common Warrants will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises such warrant.

Support Agreements

Certain of our stockholders holding in excess of 16% of our outstanding shares of Common Stock have entered into a Support Agreement, pursuant to which such stockholders have agreed, at every meeting of the holders of our Common Stock that our stockholders are requested to vote upon a proposal to approve the exercise in full of the Private Warrants and the issuance of the Private Warrant Shares upon exercise of the Private Warrants, to vote all of the shares of Common Stock that they own in favor the warrant exercise proposal as well as any proposal to approve an adjournment of any such meeting of the Company’s stockholders for purposes of obtaining further votes in favor of the warrant exercise proposal that are at any time or from time-to-time presented for consideration to the Company’s stockholders.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “BIAF.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer prior to a private placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The closing price of our Common Stock on Nasdaq on August 1, 2024, the trading date immediately preceding the signing of the Purchase Agreement and the Placement Agency Agreement, was $2.38 per share. In order to comply with Nasdaq Listing Rule 5635(d), the Inducement Warrants and the Private Warrants are not exercisable until Stockholder Approval is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 1,801,944 shares of our Common Stock upon the exercise of the Warrants. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to approximately $2.6 million in gross proceeds upon the exercise of the 1,752,082 Inducement Warrants and Private Warrants, if exercised for cash ($2.7 million including the 49,862 Inducement Advisor Warrants and the Placement Agent Warrants). Loss of these potential funds could adversely impact our ability to fund our operations.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions described above, as the transactions have already been completed. We are only asking for approval to issue up to an aggregate of 1,801,944 Warrant Shares upon exercise of the Warrants.

Potential Consequences if Proposal No. 1 is Not Approved

The failure of our stockholders to approve this Proposal No. 1 will mean that: (i) we cannot permit the exercise of the Inducement Warrants and Private Warrants and (ii) may incur substantial additional costs and expenses.

Each Inducement Warrant and Private Warrant has an initial exercise price of $1.50 per share. Accordingly, we would realize an aggregate of up to approximately $2.6 million in gross proceeds, if all of the Inducement Warrants and Private Warrants were exercised for cash ($2.7 million including the Inducement Advisor Warrants and the Placement Agent Warrants).

In addition, in connection with the Concurrent Private Placement and the issuance of the Private Warrants, we have agreed to hold a special meeting of stockholders at the earliest practicable date after the August Closing Date, but in no event later than ninety (90) days after August 5, 2024 for the purpose of obtaining Stockholder Approval and to seek stockholder approval every six months thereafter until the earlier of the date our stockholders approve the issuance of the Private Warrant Shares or the Private Warrants are no longer outstanding. We are required to seek such approval until such time as none of the Private Warrants are outstanding which could result in us seeking such approval every six months. The costs and expenses associated with seeking such approval could materially and adversely impact our ability to fund our operations, advance our clinical trials, and develop and commercialize our diagnostic tests or therapeutic product candidate.

Potential Adverse Effects of the Approval of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the Warrant Shares upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 1,801,944 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Required Vote

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL.

PROPOSAL 2

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if at the Special Meeting, the number of votes represented by shares of our Common Stock, present or represented and voting in favor of the Warrant Exercise Proposal, is insufficient to approve the Warrant Exercise Proposal or establish a quorum, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on the Warrant Exercise Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal.

Vote Required

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Adjournment Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of August 22, 2024, by (i) each person known to the Company to beneficially own more than 5% of any class of the Company’s outstanding voting securities, (ii) each director, (iii) each of our named executive officers, and (iv) all of the Company’s directors and current executive officers as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and warrants were deemed outstanding if such securities are currently exercisable or will vest within 60 days of the filing of this Proxy Statement. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The percentage of beneficial ownership of the Company’s Common Stock is based on 13,490,273 shares of Common Stock outstanding as of August 22, 2024.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

Name and Address(1)	Number of Shares of Common Stock	Percent of Class
Directors and Executive Officers:
Maria Zannes(2)	403,312	2.95%
Michael Dougherty(3)	84,203	*
Steven Girgenti(4)	1,791,266	12.61%
S. Robert Anderson(5)	223,215	1.65%
Stuart Diamond(6)	126,228	*
Jamie Platt(7)	54,748	*
Peter Knight(8)	186,022	1.37%
Gary Rubin(9)	2,431,387	17.13%
Roby Joyce(10)	669,744	4.96%

All Directors and Current Executive Officers as a Group (12 Individuals):	6,106,787	39.97%

Five Percent Holders:
The Harvey Sandler Revocable Trust(11)	2,235,514	15.81%

*	Ownership of less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o bioAffinity Technologies, Inc., 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

(2)	Includes (i) 243,322 shares of Common Stock owned by Ms. Zannes, including 166,740 shares of Common Stock issued to Ms. Zannes as restricted stock; (ii) 56,422 shares of Common Stock issuable upon exercise of options that are immediately exercisable; and (iv) an aggregate of 103,568 shares of Common Stock issuable upon exercise of warrants.

(3)	Includes 84,203 shares issued to Mr. Dougherty as restricted stock.

(4)	Includes (i) 1,065,149 shares of Common Stock owned by Mr. Girgenti, including 202,608 shares of Common Stock issued to Mr. Girgenti as restricted stock; (ii) 8,955 shares of Common Stock owned directly by the Cranye Girgenti Testamentary Trust, for which Mr. Girgenti serves as trustee; (iii) an aggregate of 669,547 shares of Common Stock issuable upon exercise of warrants owned by Mr. Girgenti; (iv) 8,332 shares of Common Stock issuable upon exercise of warrants owned by the Cranye Testamentary Trust, for which Mr. Girgenti serves as trustee; and (v) 39,281 shares of Common Stock issuable upon exercise of options that are immediately exercisable..

(5)	Includes (i) 163,936 shares of Common Stock owned by Mr. Anderson including 95,007 shares of Common Stock issued to Mr. Anderson as restricted stock; (ii) 39,281 shares of Common Stock issuable upon exercise of options that are immediately exercisable; and (iv) 19,998 shares of Common Stock issuable upon exercise of warrants.

(6)	Includes (i) 99,088 shares of Common Stock owned by Mr. Diamond including 95,007 shares of Common Stock issued to Mr. Diamond as restricted stock; (ii) 7,142 shares of Common Stock issuable upon exercise of options that are immediately exercisable; and (iii) 19,998 shares of Common Stock issuable upon exercise of warrants.

(7)	Includes 54,748 shares of Common Stock issued to Dr. Platt as restricted stock.

(8)	Includes (i) 117,455 shares of Common Stock owned by Mr. Knight including 95,007 shares of Common Stock issued to Mr. Knight as restricted stock; (ii) 28,568 shares of Common Stock issuable upon exercise of options that are immediately exercisable; and (iii) 39,999 shares of Common Stock underlying warrants with a term of five years having an exercise price of $3.0625 per share.

(9)	Includes (i) 146,597 shares of Common Stock owned by Mr. Rubin including 95,007 shares of Common Stock issued to Mr. Rubin as restricted stock, (ii) 32,139 shares of Common Stock issuable upon exercise of options that are immediately exercisable; (iii) 17,137 shares of Common Stock issuable upon exercise of warrants held by Mr. Rubin (iv) 1,584,144 shares of Common Stock owned by the Harvey Sandler Revocable Trust, for which Mr. Rubin serves as co-trustee; and (v) an aggregate of 651,370 shares of Common Stock issuable upon exercise of warrants owned by the Harvey Sandler Revocable Trust, for which Mr. Rubin serves as co-trustee.

(10)	Includes (i) 66,615 shares of Common Stock issued to Dr. Joyce as restricted stock; (ii) 583,130 shares of Common Stock owned by the Joyce Living Trust; and (iii) an aggregate of 19,999 shares of Common Stock issuable upon exercise of warrants held by the Joyce Living Trust. Dr. Joyce is co-trustee of the Joyce Living Trust, together with his wife, Joyce M. Joyce, each of whom may act unilaterally with regard to voting and disposition power over the shares held by the Joyce Living Trust. The Joyce Living Trust has an address at 1092 Madeline Street, New Braunfels, Texas 78132.

(11)	Includes: (i) 1,584,144 shares of Common Stock owned by the Harvey Sandler Revocable Trust; and (ii) an aggregate of 651,370 shares of Common Stock issuable upon exercise of warrants held by the Harvey Sandler Revocable Trust.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Stockholder proposals intended to be included in the Company’s proxy statement relating to the 2025 Annual Meeting must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that the notice be received at the Company’s principal executive office not less than 120 calendar days before the one-year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, and accordingly must be received in writing by the Company at its principal executive office at the address set forth above no later than December 15, 2024.

In connection with the Company’s next annual meeting, stockholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.12 of the Company’s By-laws, which provides that nominations or other business at an annual meeting of stockholders may be made (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving the notice provided for in Article II, Section 2.12 of the By-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 2.12.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the Company’s principal executive office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, and not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The anniversary of this year’s annual meeting will be Wednesday, June 4, 2025. Thus, a stockholder notice must be received by the Company no later than March 6, 2025, and no earlier than February 4, 2025. If the date of the 2025 Annual Meeting is changed, these dates may change. Such stockholder’s notice is required to set forth, as to each matter the stockholder proposes to bring before an annual meeting, certain information specified in the By-laws and, to the extent applicable, required by Rule 14a-19 under the Exchange Act. A copy of the By-laws of the Company may be obtained from the Secretary of the Company at the address set forth above.

In addition to satisfying the foregoing advance notice requirements under the Company’s By-laws, to comply with the universal-proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than April 5, 2025.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer

bioAffinity TECHNOLOGIES

BIOAFFINITY TECHNOLOGIES, INC.
3300 Nacogdoches, Suite 216
San Antonio, Texas, 78217

SCAN TO

VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time October 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43315-P06877

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BIOAFFINITY TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" "FOR" PROPOSALS 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Special Meeting shall have and may exercise all the powers hereby granted.

The undersigned acknowledges receipt of our Notice of Special Meeting of Stockholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

168260.00102/150294490v.6

V43316-P06877

BIOAFFINITY TECHNOLOGIES, INC.
SPECIAL MEETING OF
STOCKHOLDERS OCTOBER 2, 2024,
8:00 A.M. CENTRAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Maria Zannes and Steven Girgenti, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and, in the discretion of such proxies on all other matters that may be properly presented for action, all shares of stock of bioAffinity Technologies, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held in person at 8:00 a.m. Central Time on Tuesday, October 2, 2024, or any postponement, adjournment, or continuation thereof, and instructs said proxies to vote as specified on the reverse side of this proxy card, with all powers that the undersigned would possess if personally present.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE PROMPTLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE.

(Continued and to be signed on Reverse Side)